EXHIBIT 10.8
                                                                    ------------

              FORM OF OPTION AGREEMENT FOR GRANTS PURSUANT TO 2000
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                             STOCK OPTION AGREEMENT
                                    UNDER THE
                          BIW Limited STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


     Pursuant to Article 7 of the BIW Limited Stock Option Plan for Non-Employee Directors (the "Plan"), BIW Limited (the "Company"), this day of ___________ 20____, (the "Grant Date"), hereby grants to __________________________
("Director") a non-qualified stock option to purchase an aggregate of _____________________shares of the Common Stock of the Company at $ _____ per share, on the terms and conditions hereinafter set forth and set forth in the Plan. This option will expire at the Company's close of business on ________________, 20___, unless sooner terminated in accordance with the terms of the Plan.

     1. The Company hereby grants to Director a non-qualified stock option (the "Option") to purchase on or before the expiration date indicated above, at the purchase price stated above, the number of shares of the Company's Common Stock set forth above. No option granted under the Plan shall be exercised or will vest unless and until the Plan is approved by the Company's shareholders and the Connecticut Department of Public Utility Control.

     2. The term of this Option shall commence on the date of this Agreement and shall terminate, unless sooner terminated by the terms of the Plan, at the close of business on the day preceding the tenth anniversary of the date of this Agreement as set forth above, if the Company is open for business on such day, or the close of the Company's business on the next preceding day that the Company is open for business. Unless the Option is terminated or the time of its exercisability is accelerated in accordance with the Plan, the Option shall be exercisable only to the extent of one-half of the number of shares of the Common Stock to which it relates on or after the first anniversary of its Grant Date set forth above and shall be exercisable to the extent of the remaining one-half of such shares only on or after the second anniversary of the Grant Date, so that the Option shall be exercisable in full only on or after the second anniversary of the Grant Date. This Option shall become immediately exercisable under the circumstances described in Section 7(b)(iv) of the Plan.

     3. This Option may be exercised, in whole or in part, by written notification delivered in person or by mail to the Secretary of the Company at its offices at 230 Beaver Street, Ansonia, Connecticut. Such notification shall specify the number of shares with respect to which the Option is being exercised and shall be accompanied by payment for such shares. The Secretary of the Company will provide Director with a form of exercise notice upon request. The Option may not be exercised with respect to a fractional share. Payment is to be made by check payable to the order of the Company or by one of the alternative methods of payment described in the Plan. No shares shall be sold or delivered hereunder until full payment for such shares has been made and all checks delivered in payment therefore have been collected. Director shall not have any rights of a shareholder with respect to any Common Stock received upon exercise of the Option until certificates for such Common Stock have been actually issued to Director in accordance with the terms hereof.

     4. The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock purchased upon the exercise of any part of this Option prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any applicable law, rule or regulation, (iii) the obtaining of any consent or approval or other clearance from any governmental agency which the Company determines to be necessary or advisable, and (iv) the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of such shares thereupon. The Option shall be exercised and shares of the Company's Common Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities laws, and Director agrees to comply with any requirements imposed by the Committee. Because Director is an "affiliate" of the Company (as that term is defined in Rule 144 promulgated under the Act, and which generally includes directors), by accepting this Agreement, you agree that you will dispose of the stock acquired upon exercise of the Option only in compliance with Rule 144 or in such other manner as will not violate the Act and the rules and regulations promulgated thereunder, and any other applicable securities law.

     5. This Option is not transferable by Director otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code, and is exercisable, during Director's life, only by Director or by Director's guardian or legal representative, unless and to the extent transferability becomes permitted under the terms of the Plan. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof shall be null and void. This Option does not confer upon Director any right with respect to continuation of Director's service as a director of the Company or any of its subsidiaries, and will not interfere in any way with the right of the Company's shareholders or the shareholders of any of its Subsidiaries to terminate Director's service as a director.

     6. Upon the termination of Director's service as a member of the Board of Directors, the Director may exercise this Option, provided that it has vested, to the full extent of the number of the shares of Common Stock remaining under such Option, regardless of whether such Option was previously exercisable, in accordance with the conditions of Article 12 of the Plan.

     7. This Option shall be irrevocable during the Option period and its validity and construction shall be governed by the laws of the State of Connecticut. The terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. You agree to execute such other agreements, documents or assignments as may be necessary to desirable to effect the purposes of this Agreement.

     8. The grant of this Option shall be binding and effective only if this Agreement is executed by or on behalf of the Company and by you and a signed copy is returned to the Company.

     9. All capitalized terms used in this Agreement which are not defined herein shall have the meaning given to them in the Plan unless the context clearly requires otherwise.

                                   BIW Limited

                                   By
                                      ----------------------------------
                                        John S. Tomac
                                   Its: President

     I hereby acknowledge receipt of the Stock Option (the "Option") granted on the date shown above, which has been issued to me under the terms and conditions of BIW Limited Stock Option Plan for Non-Employee Directors. I agree to conform to all of the terms and conditions of the Option and the Plan.

Date:
      ----------------
                                          Your Signature: ____________________























                                        3